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Network Communications, Inc. Reports Fiscal Year 2010
Third Quarter Results

Third Quarter
Revenue	$ 33.7 million
Operating Profit	$ 0.5 million
Net Loss	$ (3.8) million
EBITDA1	$ 6.0 million

LAWRENCEVILLE, GA, January 14, 2010 — Network Communications, Inc. (“NCI”) today reported financial results for the quarter ended December 6, 2009.  The Company reported revenues of $33.7 million, down 22.4% from the same period in fiscal year 2009.  Operating profit was $0.5 million compared to an operating loss of $(82.5) million from the same period last fiscal year.  For the quarter, net loss was $(3.8) million compared to a net loss of $(80.8) million in the same period of the prior fiscal year.  In the third quarter of fiscal year 2009, the Company recorded an estimated non-cash charge of $85.4 million for goodwill impairment.  EBITDA for the third quarter was $6.0 million versus $8.5 million in the same period of fiscal year 2009.

“Fundamentals in the resale homes industry improved during the quarter while conditions in the multifamily and remodeling areas remained weak.  An encouraging sign was improvement in our year-over-year comps for The Real Estate Book in the third quarter relative to the second quarter.  We continue to maintain that a meaningful increase in realtor advertising spend will lag a recovery in the housing market.  We had success with our new product offerings across all our areas, especially with our social media services.  Our operating focus in the quarter was and continues to be expanding our number of customers in the markets that we serve, managing expenses, maximizing free cash flow and maintaining compliance with our debt covenants,” said Dan McCarthy, Chairman and Chief Executive Officer of NCI.

Financial Highlights

FISCAL YEAR 2010 THIRD QUARTER

Revenue:  Third quarter revenue was $33.7 million, a decrease of 22.4% from revenue of $43.5 million in the same period of fiscal year 2009.  Revenue from our resale and new sales product area was $11.7 million, a decrease of $6.8 million or 36.8% compared to $18.5 million in the same period of fiscal year 2009.  The Real Estate Book (“TREB”) had revenue of $8.0 million for the quarter which was down $3.9 million or 32.8% from the prior year quarter.   Revenue for our Unique Homes publication was $0.9 million for the quarter, down $0.5 million or 35.7% from the third quarter of fiscal year 2009.  By Design Publishing contributed $1.5 million of revenue in the current quarter which was a decline of $0.8 million versus the year ago quarter. Rental and leasing product area revenue decreased by $0.5 million or 2.3% compared to the same period of fiscal year 2009.  Apartment Finder (“AF”) posted revenue of $18.5 million which was flat with the prior year quarter.  Our Black’s Guide and Mature Living Choices brands experienced year-over-year revenue declines in the quarter of $0.4 million and $0.1 million, respectively.  The remodeling and home improvement product area posted revenue of $3.0 million, a decrease of $2.5 million or 45.4%, compared to the prior year quarter.

Operating Profit (Loss):  Third quarter fiscal year 2010 operating profit was $0.5 million compared to an operating loss of $(82.5) million in the same period of fiscal year 2009.  The operating loss in the fiscal year 2009 third quarter included the goodwill impairment charge of $85.4 million.  Excluding the goodwill impairment charge, third quarter fiscal year 2010 operating profit declined by $2.4 million from the $2.9 million operating profit in the third quarter of fiscal year 2009.  The decline in operating profit, excluding the goodwill impairment charge, was the result of a $9.8 million year-over-year decline in revenue partially offset by a reduction in operating expenses of $7.4 million.

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Network Communications, Inc. Reports Fiscal Year 2010 Third Quarter Results—page 2

Depreciation and amortization expense for the third quarter of fiscal year 2010 was $5.4 million, a decrease of $0.2 million compared to $5.6 million in the same period of fiscal year 2009.

Net Loss:  Third quarter fiscal year 2010 net loss was $(3.8) million compared to a net loss of $(80.8) million in the same period of fiscal year 2009.  In the third quarter of fiscal year 2009, the Company performed step one of the assessment of goodwill for impairment and recorded an estimated impairment charge of $85.4 million in its statement of operations for the three periods and nine periods ended December 7, 2008. Step two of the analysis was completed in the fourth quarter of fiscal year 2009.  Excluding the goodwill impairment charge, the year-over-year decline in net results was related to the decrease in revenue and income tax benefit being partially offset by a decline in operating expenses.

EBITDA1:  EBITDA for the third quarter was $6.0 million, a decrease of $2.5 million or 30.0%, from the $8.5 million a year ago.  The decline in EBITDA was a function of reduced revenue partially offset by savings in operating expenses.  EBITDA is reconciled to Net Loss in the second table below.

Cash Flow:  Network Communications, Inc. used $3.5 million in cash from operating activities during the third quarter of fiscal year 2010 compared to a use of $4.4 million in the same period of fiscal year 2009.  Cash capital spending was $1.3 million in the fiscal year 2010 third quarter, a decline of $0.1 million compared to the cash capital spending of $1.4 million during the same period in fiscal year 2009.  The Company ended the quarter with a cash balance of $3.0 million.  During the third quarter of fiscal year 2010, the Company drew $6.0 million on its existing revolving loan facility which remained outstanding at quarter end.  The Company also paid $0.2 million of senior secured term loan principal, in the third quarter.  At the end of the quarter, the outstanding balance on the senior secured term loan facility was $68.6 million.

Network Communications, Inc. Condensed Consolidated Statements of Operations (unaudited, in thousands)
	Quarter Ended			Nine Periods Ended
	12/06/09	12/07/08	Change	12/06/09	12/07/08	Change

Revenue	$33,738	$43,476	-22.4%	$105,159	$138,673	-24.2%

Operating expenses	33,223	40,578	-18.1%	101,638	126,526	-19.7%
Impairment loss	—	85,352	—%	—	85,352	—%
Operating profit (loss)	515	(82,454)	—%	3,521	(73,205)	—%

Other (expense) income:
Interest expense, net	(6,456)	(6,752)	-4.4%	(19,718)	(20,033)	-1.6%
Other income, net	2	23	-91.3%	22	88	-75.0%

Loss before benefit from income taxes	(5,939)	(89,183)	-93.3%	(16,175)	(93,150)	-82.6%

Income tax benefit	(2,095)	(8,414)	-75.1%	(5,668)	(9,698)	-41.6%

Net loss	$(3,844)	$(80,769)	-95.2%	$(10,507)	$(83,452)	-87.4%

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Network Communications Inc. Reports Fiscal Year 2010 Third Quarter Results—page 3

Network Communications, Inc. EBITDA1 Reconciliation (unaudited, in thousands)
	Quarter Ended		Nine Periods Ended
	12/06/09	12/07/08	12/06/09	12/07/08

Net loss	$(3,844)	$(80,769)	$(10,507)	$(83,452)

Loss on disposal of fixed assets	6	—	1	—

Impairment loss	—	85,352	—	85,352

Depreciation	1,966	1,619	5,477	4,828

Amortization	3,479	3,984	10,538	12,012

Interest expense, net	6,456	6,752	19,718	20,033

Income tax benefit	(2,095)	(8,414)	(5,668)	(9,698)

EBITDA1	$5,968	$8,524	$19,559	$29,075

1To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), we present non-GAAP financial measures for “EBITDA”.  EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, and gain/loss on disposal of assets.  We believe that EBITDA is an accurate indicator of the Company’s results because it focuses on revenue and operating costs driven by operating managers’ performance.  EBITDA is used by the Company’s chief operating decision maker, its Chairman and CEO, to make decisions and to assess the Company’s performance.   EBITDA is not intended to represent cash flows from operating activities and should not be considered as an alternative to net loss as determined in conformity with accounting principles generally accepted in the United States of America.  EBITDA as presented may not be comparable to similarly titled measures reported by other companies since not all companies necessarily calculate EBITDA in an identical manner, and therefore, is not necessarily an accurate measure of comparison between companies.

Network Communications, Inc. Revenue Summary by Area (unaudited, in thousands)
	Quarter Ended			Nine Periods Ended
	12/06/09	12/07/08	Change	12/06/09	12/07/08	Change

Revenue

Resale and new sales	$11,680	$18,474	-36.8%	$36,134	$60,862	-40.6%

Rental and leasing	19,070	19,528	-2.3%	57,506	58,478	-1.7%

Remodeling and home improvement	2,988	5,474	-45.4%	11,519	19,333	-40.4%

Total	$33,738	$43,476	-22.4%	$105,159	$138,673	-24.2%

Network Communications, Inc. Reports Fiscal Year 2010 Third Quarter Results—page 4

Conference Call
Network Communications, Inc. will host a conference call discussing its fiscal year 2010 third quarter results on January 15, at 10:00 a.m. EST.  The conference call number is (888) 554-7613 if you are in the U.S., or (973) 935-8644 if you are outside the U.S.  The conference ID is 50221972.  Please note that a replay of the Earnings Conference Call will be available after the conference call at (800) 642-1687 in the U.S., or (706) 645-9291, if you are outside the U.S.  The conference ID is 50221972.  The replay will be available for 10 days from the date of the call.

ABOUT NETWORK COMMUNICATIONS, INC.

Network Communications, Inc. is the leading publisher of printed and online real estate information in North America.  The Company was acquired by Court Square Capital Partners (formerly known as Citigroup Venture Capital Equity Partners, L.P) in January of 2005. Its magazines are read by 11 million readers in over 550 markets and deliver more than one million leads to advertisers each month.  Network Communications, Inc. assets, The Real Estate Book®, Apartment Finder / Blue Book™, Mature Living Choices®, Black’s Guide®, New Home Finder®, Unique Homes™, Kansas City Homes & Gardens™, Atlanta Homes & Lifestyles, Atlanta Home Improvement, At Home in Arkansas, Colorado Homes & Lifestyles, St. Louis Homes & Lifestyles, Seattle Homes & Lifestyles, Mountain Living, New England Home, and Home by Design, include publications that millions of readers around the country turn to when looking for the latest information about the real estate and home design markets.  Network Communications, Inc. is on a March fiscal year end.  Online magazine content can be accessed at www.livingchoices.com.  More information about NCI can be found at www.nci.com.

Statements in this release and any exhibits hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Network Communications, Inc. (“the Company”) on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:  the Company’s revenue being dependent on the residential market for existing and new home sales; significant increases in paper, ink, printing plates or fuel costs; and other changes or events which impact the residential and  commercial real estate markets or alter the manner in which consumers access housing related information. More information on potential risks and uncertainties is available in the Company’s recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the year ended March 29, 2009 (SEC File No. 333-134701).

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CONTACT:  Gerard Parker, 770-962-7220 ext 24234, e-mail: gparker@nci.com